Exhibit 10.3

EXECUTION COPY

DISTRIBUTION AGREEMENT

By and Among

TMCT II, LLC,

TRIBUNE COMPANY,

FORTIFICATION HOLDINGS CORPORATION,

WICK HOLDINGS CORPORATION,

EAGLE NEW MEDIA INVESTMENTS, LLC,

EAGLE PUBLISHING INVESTMENTS, LLC,

CHANDLER TRUST NO. 1,

and

CHANDLER TRUST NO.2

September 21, 2006

DISTRIBUTION AGREEMENT

This Distribution Agreement (the “Agreement”), dated as of September 21, 2006, is by and among TMCT II, LLC, a Delaware limited liability company (the “Company”), Tribune Company, a Delaware corporation (“Tribune”), Fortification Holdings Corporation, a Delaware corporation (“Fortification”), Wick Holdings Corporation, a Delaware corporation (“Wick”), Eagle New Media Investments, LLC, a Delaware limited liability company (“Eagle 1”), Eagle Publishing Investments, LLC, a Delaware limited liability company (“Eagle 2” and, collectively with Tribune, Fortification, Wick and Eagle 1, the “Tribune Members”), Chandler Trust No. 1 (“Trust 1”) and Chandler Trust No. 2 (“Trust 2” and, collectively with Trust 1, the “Trust Members”).  The Tribune Members and the Trust Members are collectively referred to herein as the “Members.”  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 3, 1999 (as further amended on August 14, 2000 and August 28, 2002, the “Operating Agreement”).

R E C I T A L S

WHEREAS, the Company desires to make distributions to Tribune, Eagle 1 and Eagle 2 (the “Distributions”); and

WHEREAS, concurrently with the Distributions, the Members desire to amend and restate the Operating Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Distribution

1.1          Distribution.  On the Closing Date (as defined below), the Company shall make distributions to (a) Tribune in respect of the Interest held by Tribune by delivering to Tribune (i) certificates representing 11,107,595 shares of the common stock, $.01 par value per share, of Tribune (the “Common Stock”) and (ii) certificates representing in the aggregate 488,429 shares of any combination of the Series D-1 Preferred Stock, no par value, of Tribune (the “D-1 Preferred Stock”) and the Series D-2 Preferred Stock, no par value, of Tribune (the “D-2 Preferred Stock” and, collectively with the D-1 Preferred Stock, the “Preferred Stock”), (b) Eagle 1 in respect of the Interest held by Eagle 1 by delivering to Eagle 1 (i) certificates representing 6,529,444 shares of Common Stock and (ii) certificates representing in the aggregate 52,940 shares of any combination of the D-1 Preferred stock and the D-2 Preferred Stock and (c) Eagle 2 in respect of the Interest held by Eagle 2 by delivering to Eagle 2 (i) certificates representing 11,542,423 shares of Common Stock and (ii) certificates representing in the aggregate 84,703 shares of any combination of the D-1 Preferred Stock and the D-2 Preferred Stock.  All such shares shall be distributed, transferred and delivered to Tribune, Eagle 1 and Eagle 2 free and clear of any lien (statutory or other), claim, charge, security interest, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature.  Concurrently with the Distributions, the Members will enter into a Second Amended and Restated Limited Liability Company Agreement for the Company in the form attached hereto as Exhibit A (the “Amended Operating Agreement”).  Each of the Members acknowledges and agrees that the sole interest of such Member in the Company following the Closing Date shall be the Interest of such Member as provided in, and governed by, the terms of the Amended Operating Agreement.

1.2          Consent to Transactions.  For all purposes of the Operating Agreement, including, without limitation, Section 6.5 of the Operating Agreement, each of the Members hereby agrees and consents to the transactions described in this Agreement, including, without limitation, the Distributions.  Each of the Members further agrees to execute and deliver the Amended Operating Agreement in order to carry out the purpose and intent of this Agreement.  Each of the Members (other than Tribune, Eagle 1 and Eagle 2) acknowledges that the Distributions provided for in this Agreement are being made solely to Tribune, Eagle 1 and Eagle 2 and hereby waives any right it may have to receive a concurrent distribution in accordance with the provisions of Article IX of the Operating Agreement due to or on account of the Distributions.

1.3          Continuation of Company.  Each of the Members hereby agrees that at all times relevant hereto the Company shall continue and shall not be dissolved or deemed dissolved or terminated due to or on account of the Distributions or any of the transactions herein or any other reason.  Each of the Members agrees that it will not claim or assert in any forum a position which is contrary to the purpose and intent of this Section 1.3.

ARTICLE II

Closing

2.1          Closing Date and Location.  Subject to the provisions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall be held on September 22, 2006 or at such other time on or before September 22, 2006 as may be mutually agreed upon in writing by the parties.  The date of the Closing is sometimes referred to herein as the “Closing Date.”  The Closing shall take place at the Offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071.

2.2          Deliveries by the Tribune Members.  In addition to, and without limiting any other provision of this Agreement, the Tribune Members agree to deliver or cause to be delivered to the Company and the Trust Members at or prior to the Closing the following:

(a)           Authorizations.  Certified resolutions of the Board of Directors or Managers, as applicable, of each of the Tribune Members authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein; and

(b)           Amended Operating Agreement.  A copy of the Amended Operating Agreement duly executed by each of the Tribune Members.

2.3          Deliveries by the Company  In addition to, and without limiting any other provision of this Agreement, the Company agrees to deliver or cause to be delivered at or prior to the Closing the share certificates to Tribune, Eagle 1 and Eagle 2 described in Section 1.1, in the amounts and at the times indicated in Section 1.1, together with any stock or other applicable powers, duly executed on behalf of the Company, as may be necessary to register the transfer of the shares represented by such certificates.

2.4          Deliveries by the Trust Members  In addition to, and without limiting any other provision of this Agreement, the Trust Members agree to deliver or cause to be delivered to the Company and the Tribune Members at or prior to the Closing a copy of the Amended Operating Agreement duly executed by each of the Trust Members.

2.5          Conditions Precedent.

(a)           Conditions to Obligations of the Company.  The obligation of the Company to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:  (i) the representations and warranties made by the Members herein shall be true and correct in all material respects as of the date hereof and (ii) the Members shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Members hereunder through and including the Closing Date, and shall have obtained all approvals, consents and qualifications necessary to complete the transactions described herein.

(b)           Conditions to Obligations of the Tribune Members.  The obligation of the Tribune Members to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Tribune Members:  (i) the representations and warranties made by the Company and the Trust Members herein shall be true and correct in all material respects as of the date hereof and (ii) the Company and the Trust Members shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company and the Trust Members hereunder through and including the Closing Date, and shall have obtained all approvals, consents and qualifications necessary to complete the transactions described herein.

(c)           Conditions to Obligations of the Trust Members.  The obligation of the Trust Members to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Trust Members:  (i) the representations and warranties made by the Company and the Tribune Members herein shall be true and correct in all material respects as of the date hereof and (ii) the Company and the Tribune Members shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company and the Tribune Members hereunder through and including the Closing Date, and shall have obtained all approvals, consents and qualifications necessary to complete the transactions described herein.

ARTICLE III

Representations And Warranties

3.1          Representations and Warranties of Tribune Members.  Each of the Tribune Members, jointly and severally, represents and warrants to the Company and the Trust Members as follows:

(a)           Organization and Good Standing.  Each of the Tribune Members is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

(b)           Due Authorization.  All action on the part of each of the Tribune Members, its officers, directors, members, managers and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of such Tribune Member under, this Agreement has been taken.  Each of the Tribune Members has duly authorized, executed and delivered this Agreement, and this Agreement is a valid and binding obligation of each of the Tribune Members enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

(c)           No Conflicts.  Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof, by any of the Tribune Members will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (a) the certificate of incorporation, by-laws, operating agreement or other constitutional documents of such Tribune Member (b) any material agreement, note, instrument, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which such Tribune Member is a party or any of its respective assets or business is subject or by which such Tribune Member is bound, (c) any order, writ, injunction or decree to which such Tribune Member is a party or any of its assets or business is subject or by which such Tribune Member is bound or (d) any applicable laws affecting such Tribune Member or its respective assets or business.

(d)           Consents.  No consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the Tribune Members or any of their affiliates in connection with the execution, delivery and performance by the Tribune Members of this Agreement and the consummation of the transactions contemplated hereby, other than filings that Tribune may make pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

(e)           Representations of Tribune as Managing Member.

(i)            Financial Statements.  Tribune heretofore has delivered to the Members true and correct copies of (A) the Company’s audited balance sheet dated as of December 31, 2004 and unaudited balance sheet dated as of December 31, 2005 and (B) the related statements of the Member’s capital accounts for each of the years ended December 31, 2004 and December 31, 2005 (collectively, the “Financial Statements”).  The Financial Statements (1) have been prepared in all respects in accordance with the terms of the Operating Agreement (except that all Financial Statements have been prepared on a tax basis not in accordance with generally accepted accounting principles), (2) are in accordance with the books and records of the Company and (3) fairly present the financial position of the Company as of the respective dates thereof.  The Company keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of assets of the Company.

(ii)           Schedule of Members.  Attached hereto as Exhibit B is a true, complete and accurate copy of the Schedule of Members as of the date hereof as required by the Operating Agreement.

(iii)         Compliance with Operating Agreement.  To the knowledge of Tribune, since January 1, 2005, the Company has been operated in compliance with the Operating Agreement in all material respects.

(iv)          Tax Elections.  No election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), is in effect with respect to the Company.

(f)            Rights Plan.  None of the transactions contemplated hereby, or the direct or indirect acquisition of beneficial ownership of additional securities of Tribune by the Company or the Trust Members as a result of the consummation of the transactions contemplated hereby, shall cause either of the Trust Members or the Company to be an “Acquiring Person” pursuant to that certain Rights Agreement, between Tribune and First Chicago Trust Company of New York, dated as of December 12, 1997 and as amended by Amendment No. 1 on June 12, 2000 and Amendment No. 2 on September 21, 2006 (the “Rights Plan”).

3.2          Representations and Warranties of Trust Members.  Each of the Trust Members, jointly and severally, represents and warrants to the Company and the Tribune Members as follows:

(a)           Due Authorization.  All action on the part of each of the Trust Members and its trustees necessary for the authorization, execution and delivery of, and the performance of all obligations of such Trust Members under, this Agreement has been taken.  Each of the Trust Members has duly authorized, executed and delivered this Agreement, and this Agreement is a valid and binding obligation of each of the Trust Members enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

(b)           No Conflicts.  Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof, by any of the Trust Members will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (a) the constitutional documents of such Trust Member, (b) any material agreement, note, instrument, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which such Trust Member is a party or any of its respective assets or business is subject or by which such Trust Member is bound, (c) any order, writ, injunction or decree to which such Trust Members is a party or any of its assets or business is subject or by which such Trust Members is bound or (d) any applicable laws affecting such Trust Members or its respective assets or business.

(c)           Consents.  No consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the Trust Members or any of their affiliates in connection with the execution, delivery and performance by the Trust Members of this Agreement and the consummation of the transactions contemplated hereby.

(d)           Lack of Knowledge of Certain Actions.  To the knowledge of each Trust Member (i) the Company, since January 1, 2005, has been operated in compliance with the Operating Agreement in all material respects and (ii) Tribune has not engaged at any time prior to the date of this Agreement, and is not currently engaged as of the date hereof, in any misconduct in its capacity as Managing Member of the Company.

3.3          Representations and Warranties of the Company.  The Company represents and warrants to the Tribune Members and the Trust Members as follows:

(a)           Organization and Good Standing.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

(b)           Due Authorization.  All action on the part of the Company, its officers, managers and members necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement has been taken.  The Company has duly authorized, executed and delivered this Agreement, and this Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

(c)           No Conflicts.  Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof, by the Company will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (a) the certificate of formation or other constitutional documents of the Company, (b) any material agreement, note, instrument, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Company is a party or any of its respective assets or business is subject or by which the Company is bound, (c) any order, writ, injunction or decree to which the Company is a party or any of its assets or business is subject or by which the Company is bound or (d) any applicable laws affecting the Company or its respective assets or business.

(d)           Consents.  No consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the Company or any of their affiliates in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE IV

Covenants of the Parties

4.1          Further Assurances.  The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and shall take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, including, without limitation, the transfer to the Tribune Members of ownership of the shares as provided in Section 1.1.

4.2          Confidentiality; Public Announcements.  The parties hereto shall use their best efforts to keep this Agreement and the execution and terms hereof confidential, and shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby.  The foregoing obligations of confidentiality do not pertain to the disclosure of information which is available publicly, is required to be disclosed by any court or any party discloses, upon advice of counsel, in order to comply with applicable law or the applicable rules of the New York Stock Exchange.  The parties agree to jointly prepare and to distribute (singly or jointly) a press release disclosing the execution and delivery of this Agreement and the substance of the transactions contemplated hereby.

4.3          Tax Matters.

(a)           Treatment of Distributions.  All payments to Tribune, Eagle 1 and Eagle 2 pursuant to this Agreement shall be treated as distributions pursuant to Section 731(a) and Section 732(a) of the Code and the corresponding provisions of any applicable state or local tax laws.

(b)           Allocations.  Each of the Tribune Members’ distributive share of the Company’s income, gain, loss and deduction for the taxable year of the Company that includes the Closing Date shall be determined on the basis of an interim closing of the books of the Company as of the close of business on the Closing Date.  Such items shall be allocated to the Members based on the Operating Agreement in effect prior to the Closing Date.  Furthermore, all cash held back by the Company that is attributable to income earned or accrued prior to the Closing Date shall be distributed to the Members on or before December 14, 2006 in accordance with Article IX of the Operating Agreement as in effect prior to the Closing Date.  For the month of September 2006, ordinary income and dividends from the Fixed Income Portfolio, Equity Portfolio and UPREIT shall be pro-rated based on the number of days before, up to and including the Closing Date and the number of days after the Closing Date.  The parties have tried to reflect all allocations and distributions from the operations of the Company from January 1, 2006 until the Closing Date in the Capital Accounts as described in subsection (d)(ii) below.  To the extent that the ultimate allocations of the Company’s gain, loss, income or deduction for the period January 1, 2006 until and including the Closing result in Capital Account balances immediately prior to the Distributions (having given effect to all such allocations as well as the allocations of unrealized gain or loss as described in subsection (d)(ii) below) that are different than the Capital Account balances agreed to by the parties pursuant to subsection (d)(ii) below, the relevant Members shall contribute cash to the Company or the Company shall distribute cash to the relevant Members to the extent necessary to eliminate such discrepancies.  The parties agree to effect the foregoing promptly once the Company has obtained the information to enable the necessary computations.  The parties shall cooperate in good faith in obtaining the necessary information and making the foregoing determinations.

(c)           Tax Returns.  The parties shall each file all required Federal, state and local income tax returns and related returns and reports in a manner consistent with the foregoing provisions of this Agreement.

(d)           Capital Accounts.  For purposes of determining the Capital Accounts, as defined in section 4.3 of the Operating Agreement, before and after the Distributions, the parties hereby agree as follows:

(i)            The fair market values of the assets of the Company immediately prior to the Distributions are as follows:

Fixed Income Portfolio	$76,887,630

Equity Portfolio	$317,622,502

UPREIT Portfolio	$590,746,986

Trust Portfolio	$25,648,062

Tribune Common Stock	$1,204,055,710

Tribune Preferred Stock	$295,654,089

(ii)           The Company shall compute gain and loss with respect to such assets as if such assets were to be sold for their agreed fair market values set forth above.  Any gain or loss shall be allocated to the Members in accordance with Article VIII of the Operating Agreement.  Based on such allocations, the parties agree that the resulting Capital Accounts immediately prior to the Distributions shall be as follows:

Tribune	$606,878,465

Eagle 1	$241,347,473

Eagle 2	$413,884,265

Wick	$1,033,700

Fortification	$1,033,700

Trust 1	$442,385,868

Trust 2	$804,050,039

(iii)         The fair market value of the Common Stock to be distributed to Tribune, Eagle 1 and Eagle 2 pursuant to Section 1.1 is $344,224,376, $202,347,473 and $357,699,674, respectively.  The fair market value of the Preferred Stock to be distributed to Tribune, Eagle 1 and Eagle 2 pursuant to Section 1.1 is $230,654,089, $25,000,000 and $40,000,000, respectively.  The Capital Accounts of Tribune, Eagle 1 and Eagle 2 immediately prior to the Distributions, as agreed above, shall be reduced by the amounts of such distributions.  There shall be no changes to the Capital Accounts of the other Members as described above.

(iv)          Immediately after the Distributions, the Members’ Capital Accounts will be as follows:

Tribune	$32,000,000

Eagle 1	$14,000,000

Eagle 2	$16,184,592

Wick	$1,033,700

Fortification	$1,033,700

Trust 1	$442,385,868

Trust 2	$804,050,038

4.4          Indemnification by Tribune.

(a)           Indemnification.  Subsequent to the Closing, Tribune shall indemnify the Company, the Trust Members and their respective affiliates (“Indemnified Parties”) against, and hold each of the Indemnified Parties harmless from, any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys’ fees and expenses of investigation, consequential damages, response action, removal action or remedial action (collectively “Damages”) incurred by such Indemnified Party that arise out of or relate to, whether directly or indirectly, the willful misconduct of Tribune in its capacity as Managing Member of the Company during any period prior to the Closing.  Notwithstanding anything contained herein to the contrary, (i) the rights of Tribune to exculpation, indemnification, expense reimbursement or insurance in accordance with the terms of the Operating Agreement shall not be adversely affected or otherwise reduced by the provisions of this Section 4.4 and (ii) the foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

(b)           Procedures.  Any Indemnified Party seeking indemnification hereunder shall give to Tribune a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give such notice shall not relieve Tribune of its obligations hereunder except to the extent it shall have been prejudiced by such failure.  Tribune shall have thirty days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds or (ii) to provide such Indemnified Party with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the “Dispute Notice”).  Within fifteen days after the giving of the Dispute Notice, a representative of Tribune and such Indemnified Party shall negotiate in a bona fide attempt to resolve the matter.  In the event that the controversy is not resolved within thirty days of the giving of the Dispute Notice, the parties shall proceed to binding arbitration pursuant to the following procedures:

(1)                   Any party may send another party written notice identifying the matter in dispute and invoking the procedures of this Section 4.4(b).  Within 14 days, each party involved in the dispute shall meet at a mutually agreed location in Denver, Colorado, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration.
(2)                   If such parties fail to resolve the dispute by written agreement or agree on the arbitrator within said 14-day period, any such party may make written application to the American Arbitration Association (“AAA”) for the appointment of a panel of three arbitrators (collectively, the “Arbitrator”) to resolve the dispute by arbitration.  At the request of AAA the parties involved in the dispute shall meet with AAA at its offices within ten calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; provided, however, that the selection of the Arbitrator shall be the exclusive decision of AAA and shall be made within 30 days of the written application to AAA.
(3)                   Within 120 days of the selection of the Arbitrator, the parties involved in the dispute shall meet in Denver, Colorado with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the dispute.  The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request for appointment of the Arbitrator, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the parties).  Each party shall have no longer than five days to present its position, the entire proceedings before the Arbitrator shall be no more than ten consecutive days, and the decision of the Arbitrator shall be made in writing no more than 30 days following the end of the proceeding.  Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties.  The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party’s own attorneys’ fees and expenses in connection with such proceeding.  The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator’s fees and expenses.

(c)           Third Person Claims.  If a claim by a third person is made against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this Section 4.4, such Indemnified Party shall promptly notify Tribune in writing of such claims, setting forth such claims in reasonable detail.  Tribune shall have 20 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense; and provided further that, if in the opinion of counsel for such Indemnified Party, there is a reasonable likelihood of a conflict of interest between Tribune and the Indemnified Party, Tribune shall be responsible for reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense.  So long as Tribune is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of Tribune.  If Tribune does not notify the Indemnified Party within ten days after receipt of the Indemnified Party’s notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to undertake, at Tribune’s cost, risk and expense, the defense, compromise or settlement of the claim but shall not thereby waive any right to indemnity therefore pursuant to this Agreement.  Tribune shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

4.5          Rights Agreement.  Tribune shall take all action reasonably necessary in order to prevent the Company or the Trust Members from becoming “Acquiring Persons” under the Rights Plan as a result of the consummation of the transactions contemplated hereby.

4.6          Post-Closing Distribution; Voting.

(a)           No later than 30 days following the Closing Date, the Trust Members shall cause the Company to distribute all shares of Common Stock held by the Company to the Members in accordance with their Percentage Interests.

(b)           The Trust Members agree that, for a period beginning on the date of such distribution and ending on the first anniversary of such distribution, with respect to any proposal submitted for approval to the stockholders of Tribune (including any proposal for the election of directors), the Trust Members shall vote, or cause to be voted, all shares of Common Stock distributed to the Trust Members pursuant to Section 4.6(a) for or against, or abstain or withhold from voting, in the same proportion as the capital stock of Tribune held by all Tribune stockholders is voted with respect to such proposal.  In addition, each Trust Member agrees that it will not grant a proxy with respect to the shares of Common Stock distributed to it pursuant to Section 4.6(a) that is inconsistent with this Section 4.6(b).  In the event that, at any time that the provisions of this Section 4.6 remain in effect, any of the shares of Common Stock subject to this Section 4.6 are distributed to beneficiaries of the Trust Members, the Trust Members, as a condition to any such distribution, shall cause such beneficiaries to agree to vote such shares in accordance with this Section 4.6.

ARTICLE V

Miscellaneous

5.1          Transaction Costs.  Except as otherwise provided herein or otherwise agreed to by the parties, each party to this Agreement shall pay all of its costs and expenses (including attorneys’ fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

5.2          Entire Agreement.  This Agreement (including the Exhibits hereto) represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

5.3          Amendments.  The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by each of the parties.

5.4          Assignments.  This Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties to this Agreement.  No party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

5.5          Headings.  The headings contained in this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

5.6          Notices.  Any notice or communication hereunder must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by United States mail or by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth in Section 15.2 of the Amended Operating Agreement.  Notices or other communications given to one party hereunder shall be simultaneously given to all other parties hereunder.

5.7          Severability.  If any provision of this Agreement or the application of any such provisions to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision of the Agreement.

5.8          Waivers.  The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder.  Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement.  No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

5.9          Third Parties.  Unless expressly stated herein to the contrary, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, other legal representatives, heirs, successors and permitted assigns.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

5.10        Counterparts.  This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.11        Governing Law.  This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of laws.

5.12        Survival.  All representations, warranties, covenants and agreements made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TMCT II, LLC

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President

TRIBUNE COMPANY

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President

FORTIFICATION HOLDINGS CORPORATION

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President

WICK HOLDINGS CORPORATION

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President

EAGLE NEW MEDIA INVESTMENTS, LLC

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President

[Signature Page to Distribution Agreement]

EAGLE PUBLISHING INVESTMENTS, LLC

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President

[Signature Page to Distribution Agreement]

CHANDLER TRUST NO. 1

By:	/s/ Susan Babcock
Susan Babcock, as Trustee of Chandler Trust No. 1 under Trust Agreement dated June 26, 1935

By:	/s/ Jeffrey Chandler
Jeffrey Chandler, as Trustee of Chandler Trust No. 1 under Trust Agreement dated June 26, 1935

By:	/s/ Camilla Chandler Frost
Camilla Chandler Frost, as Trustee of Chandler Trust No. 1 under Trust Agreement dated June 26, 1935

By:	/s/ Roger Goodan
Roger Goodan, as Trustee of Chandler Trust No. 1 under Trust Agreement dated June 26, 1935

By:	/s/ William Stinehart, Jr.
William Stinehart, Jr., as Trustee of Chandler Trust No. 1 under Trust Agreement dated June 26, 1935

By:	/s/ Judy C. Webb
Judy C. Webb, as Trustee of Chandler Trust No. 1 under Trust Agreement dated June 26, 1935

By:	/s/ Warren B. Williamson
Warren B. Williamson, as Trustee of Chandler Trust No. 1 under Trust Agreement dated June 26, 1935

[Signature Page to Distribution Agreement]

CHANDLER TRUST NO. 2

By:	/s/ Susan Babcock
Susan Babcock, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Jeffrey Chandler
Jeffrey Chandler, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Camilla Chandler Frost
Camilla Chandler Frost, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Roger Goodan
Roger Goodan, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ William Stinehart, Jr.
William Stinehart, Jr., as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Judy C. Webb
Judy C. Webb, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Warren B. Williamson
Warren B. Williamson, as Trustee of Chandler Trust No. 2 under Trust Agreement dated June 26, 1935

[Signature Page to Distribution Agreement]